                                                                       Exhibit 4


                                    SECOND SUPPLEMENTAL INDENTURE dated as of
                           December 11, 2001 (this "Second Supplemental
                           Indenture"), to the Indenture dated as of June 15, 1992 (hereinafter the "Original Indenture"), as amended by the First Supplemental Indenture dated as of March 18, 1994 (the "First Supplemental Indenture"; the Original Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture is herein called the "Indenture") between Olin Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the "Company"), and JPMorgan Chase Bank (f/k/a Chemical Bank), a corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                  WHEREAS, the Company and the Trustee entered into the Original Indenture providing for the creation, execution, authentication and delivery of certain Debt Securities of the Company;

                  WHEREAS, Section 10.01(f) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, from time to time and at any time, to enter into one or more indentures supplemental to the Indenture for the purpose, of establishing the form of Debt Securities, as provided in Section 2.01 of the Indenture, providing for the issuance of any additional series of Debt Securities as provided in Section 2.03 of the Indenture and to set forth the terms thereof;

                 WHEREAS, the Company proposes in and by this Second Supplemental Indenture to supplement and amend the Indenture in certain respects to establish a series of Debt Securities issued pursuant to the Indenture designated as the 9.125% Senior Notes due 2011 initially in aggregate principal amount of $200,000,000 (the "Notes"). The Notes shall consist of the Notes and any Additional Notes (as defined herein), which together shall constitute one series of Debt Securities for purposes of the Indenture;

                  WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture for the purposes set forth in
Section 10.01(f) of the Original Indenture as referred to above; and

                  WHEREAS, any and all other action necessary to constitute this Second Supplemental Indenture a valid, binding and legal instrument of the Company have been taken and performed by the Company, and the execution and delivery of this Second Supplemental Indenture have in all respects been duly authorized by the Company, and the Company, in the exercise of legal right and power in it vested, executes this Second Supplemental Indenture.

                  NOW THEREFORE, the Company and the Trustee hereby agree that the following sections of this Second Supplemental Indenture hereby supplements and amends the Indenture with respect to that series of Debt Securities which consists of the Notes as provided below:

                  SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

                  (b) Section 1.01 of Article One of the Original Indenture is hereby supplemented, solely with respect to that series of Debt Securities which consists of the Notes, to add the following definitions:

                  "Additional Notes" means Debt Securities designated as 9.125% Senior Notes due 2011 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.07, 2.08, 2.09, 3.02 or 10.04 of this Indenture).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Issue Date" means December 11, 2001.

                  SECTION 2. Creation of Series of Securities. Pursuant to
Section 2.03 of the Original Indenture, there is hereby created a new series of Debt Securities designated as the "9.125% Senior Notes due 2011" in an unlimited aggregate principal amount, but on the Issue Date, in an aggregate principal amount of $200,000,000.

                           SECTION 3. Terms of the Notes. Pursuant to Section
         2.01 of Article Two of the Original Indenture the Notes shall be substantially in the form annexed hereto as Exhibit A. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

                           With respect to any Additional Notes, in addition to any other requirements set forth in the Original Indenture and the First Supplemental Indenture, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

                  (2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code."

                  SECTION 4. The Second Supplemental Indenture. The Original Indenture, as amended and supplemented by the First Supplemental Indenture, and as amended and modified by this Second Supplemental Indenture, hereby is in all respects ratified, confirmed and approved. This Second Supplemental Indenture shall be construed in connection with and as part of the Original Indenture, as amended and supplemented by the First Supplemental Indenture.

                  SECTION 5. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 6. Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

                  SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 8. Indenture and Debt Securities To Be Construed in Accordance with the Laws of the State of New York. This Indenture and each Debt Security shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said state.

                  The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                  IN WITNESS WHEREOF, OLIN CORPORATION has caused this Second Supplemental Indenture to be duly signed by its Vice President duly authorized; and JPMORGAN CHASE BANK has caused this Second Supplemental Indenture to be duly signed by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized.

                               OLIN CORPORATION,



                               By  /s/ Janet M. Pierpont
                                  --------------------------------
                                  Name:  Janet M. Pierpont
                                  Title:  Vice President and Treasurer

                               JPMORGAN CHASE BANK,



                               By  /s/ Patrick Healy
                                   -------------------------------
                                   Name: Patrick Healy
                                   Title:  Vice President

No.                                                                    EXHIBIT A
$


                                                         [CUSIP No.           ]

                                 [FACE OF NOTE]
                          [INSERT APPROPRIATE LEGENDS]

                                OLIN CORPORATION
                           9.125% Senior Note due 2011

                  OLIN CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum of $_______________ (________________) on December 15, 2011, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 2002, at a rate of 9.125% per annum, on said principal sum at said office or agency, in like coin or currency, from the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from December 11, 2001, until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Debt Security Register. Notwithstanding the foregoing, if the Company shall default in the payment of interest due on any Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date, to which interest has been paid or, if no interest has been paid on these Notes, from December 11, 2001. The interest so payable on any Interest Payment Date, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Note shall not be valid or become obligatory for any purposes until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, OLIN CORPORATION has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:                             OLIN CORPORATION,

                                       By
                                           ---------------------------------
                                           Name :   Anthony W. Ruggiero
                                           Title:   Executive Vice
                                                      President and Chief
                                                      Financial Officer

                                       By
                                           ---------------------------------
                                           Name:   Janet M. Pierpont
                                           Title:  Vice President and
                                                     Treasurer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     JPMORGAN CHASE BANK, as Trustee,

                                       By

                                          ----------------------------------
                                          Authorized Officer

                                [REVERSE OF NOTE]

                                OLIN CORPORATION

                           9.125% Senior Note due 2011

                  This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 15, 1992 (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture dated as of March 18, 1994, and as amended and supplemented by the Second Supplemental Indenture dated as of December 11, 2001 (the Original Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture is herein called the "Indenture"), duly executed and delivered by the Company to JPMorgan Chase Bank (f/k/a Chemical Bank), as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debt Securities. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of Debt Securities designated as the 9.125% Senior Notes due 2011 of the Company (the "Notes"), initially in an aggregate principal amount of $200,000,000 on the Issue Date. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                  In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Debt Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof or any premium thereon or the amount of any Sinking Fund Payment, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon redemption thereof, without the consent of the Holder of each Debt Security so affected, or
(ii) reduce the aforesaid percentage of Debt Securities the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, prior to any declaration accelerating the maturity of such Debt Securities, the Holders of a majority in aggregate principal amount Outstanding of the Debt Securities of such series (or, in the case of certain defaults or Events of Default, all the Debt Securities) may on behalf of the Holders of all the Debt Securities of such series (or all of the Debt Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                  The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

                  The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, on at least 30 but not more than 60 days prior notice (a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of this Note and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 50 basis points, plus, in each case, accrued interest on this Note to the Redemption Date (the "Redemption Price").

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Note to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note. "Independent Investment Banker" means Banc of America Securities LLC and/or Salomon Smith Barney Inc.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means Banc of America Securities LLC and Salomon Smith Barney Inc. and, at the Company's option, other primary U.S. Government Securities dealers in New York City selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  "Remaining Scheduled Payments" means, with respect to this Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to this Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expresses as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption and those Notes will cease to be outstanding.

                  Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company, the Trustee, any paying agent and any Debt Security registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debt Security registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum of sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

                  No recourse for the payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  This Debt Security shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State.